Exhibit 99.1
Financial News Release

CONTACTS:
Danny Herron	Annie Leschin/Vanessa Lehr
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com
ADVANCED ENERGY ANNOUNCES SOLID FIRST QUARTER RESULTS
•	Revenue of $137.7 million, a 97.5% increase over Q1 2010

•	Operating Income of $24.4 million, 17.7% of revenue

•	EPS of $0.43 share

•	Record bookings of $184.0 million
Fort Collins, Colo., May 2, 2011 – Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced financial results for the first quarter ended March 31, 2011. The company posted first quarter sales of $137.7 million, operating income of 17.7%, and earnings of $0.43 per diluted share from continuing operations.
“Advanced Energy had another quarter of solid financial and organizational performance. Our strategy to transition the company to a diversified business model paid dividends this quarter as increased shipments in our thin films business minimized the seasonality of our renewables business,” said Dr. Hans Betz, chief executive officer.
Total revenue of $137.7 million was split between Thin Films at $100.1 million and $37.6 million in the Renewables Business Unit. Thin films sales were primarily driven by strength in the semiconductor market. Renewables sales were impacted by the North American market first quarter seasonality, but delivered record bookings of $65.5 million for the quarter.
“We are very excited about our announcement today that our inverters have been chosen for two major Utility projects: a 150MW project with Zachry in Arizona and a 35MW project in California with Cupertino Electric, demonstrating the differentiated reliability and efficiency of our inverters and the subsequent impact on the levelized cost of energy. We are seeing a growing number of larger, Utility scale projects as the solar market continues its expansion,” said Dr. Hans Betz, chief executive officer.
Operating income grew to $24.4 million or 17.7% of revenue, the 8th consecutive quarter of improved operating results. This continued strength was the result of our aggressive management of operating expenses as we continue to refine our strategic business units. Net income from continuing operations was $18.8 million or $0.43 per diluted share, compared to net income from continuing operations of $19.7 million or $0.45 per diluted share in the fourth quarter of 2010. This decline was due to an increase in the company’s effective tax rate to 25% in the first quarter of 2011 from 19% in the fourth quarter of 2010.
Bookings for the first quarter were $184.0 million, compared to $83.2 million in the first quarter of 2010.
Thin Films Business Unit
Thin Films business unit sales climbed to $100.1 million versus $67.4 million in the same period of 2010, a 49% improvement year over year. This growth reflects the continued strength in the semiconductor industry and demonstrated our strength in advanced power solutions for Etch and Deposition applications. We also benefitted from another strong quarter in the solar panel and glass market as we continue to leverage our leading position in crystalline silicon processing equipment and strategic customer relationships to address the current growth in China.
Renewables Business Unit
Renewables business unit sales were $37.6 million in the quarter versus $2.3 million in the same period of 2010. This significant year over year improvement reflects the acquisition of PV Powered as well continued growth of the North American solar market. Our focus on building a leading position in the strategic commercial and Utility segments of the inverter market continued this quarter with record bookings reflecting the many growth opportunities ahead.
Second Quarter 2011 Guidance
The Company anticipates second quarter 2011 results from continuing operations, to be within the following ranges:
•	Sales of $148 million to $160 million

•	Earnings per share of $0.36 to $0.44
First Quarter 2011 Conference Call
Management will host a conference call tomorrow, Tuesday, May3, 2011, at 8:30 a.m. Eastern Daylight Time to discuss Advanced Energy’s financial results. Domestic callers may access this conference call by dialing (800) 299-6183. International callers may access the call by dialing (617) 801-9173. Participants will need to provide a conference pass code 79453281. For a replay of this teleconference, please call (888) 286-8010 or (617) 801-6888, and enter the pass code 79453281. The replay will be available for two weeks following the conference call. A webcast will also be available on the Investor Relations web page at http://ir.advanced-energy.com.
About Advanced Energy
Advanced Energy (NASDAQ: AEIS — News) is a global leader in innovative power and control technologies forthin-film manufacturing and high-growth solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.
Forward-Looking Language
The Company’s expectations with respect to guidance to financial results for the second quarter ending June 30, 2011 and statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: the effects of global macroeconomic conditions upon demand for our products, the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry, the continuation of RPS (renewable portfolio standards), the timing and availability of incentives and grant programs in the US and Europe related to the renewable energy market, the timing of orders received from customers, the company’s ability to realize benefits from cost improvement efforts, the ability to source materials and manufacture products, and unanticipated changes to management’s estimates, reserves or allowances. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s website at www.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.
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ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
SALES	$137,652	$69,687	$148,653
COST OF SALES	75,607	40,480	83,910

GROSS PROFIT	62,045	29,207	64,743
	45.1%	41.9%	43.6%
OPERATING EXPENSES:
Research and development	15,862	11,142	15,275
Selling, general and administrative	20,905	12,229	24,586
Amortization of intangible assets	921	—	920

Total operating expenses	37,688	23,371	40,781

INCOME FROM OPERATIONS	24,357	5,836	23,962

Other income, net	663	385	392

Income from continuing operations before income taxes	25,020	6,221	24,354
Provision for income taxes	6,254	1,371	4,624

INCOME FROM CONTINUING OPERATIONS	18,766	4,850	19,730

Gain on sale of discontinued operations, net of tax	—	—	12,531
Results from discontinued operations, net of tax	140	1,367	(853)

INCOME FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	140	1,367	11,678

NET INCOME	$18,906	$6,217	$31,408

Basic weighted-average common shares outstanding	43,440	42,074	43,315
Diluted weighted-average common shares outstanding	44,133	42,680	43,796

EARNINGS PER SHARE:
CONTINUING OPERATIONS:
BASIC EARNINGS PER SHARE	$0.43	$0.12	$0.46
DILUTED EARNINGS PER SHARE	$0.43	$0.11	$0.45

DISCONTINUED OPERATIONS
BASIC EARNINGS PER SHARE	$0.00	$0.03	$0.27
DILUTED EARNINGS PER SHARE	$0.00	$0.03	$0.27

NET INCOME:
BASIC EARNINGS PER SHARE	$0.44	$0.15	$0.73
DILUTED EARNINGS PER SHARE	$0.43	$0.15	$0.72

ADVANCED ENERGY INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$132,418	$130,914
Marketable securities	7,620	9,640
Accounts receivable, net	121,236	119,893
Inventories, net	90,109	77,593
Deferred income taxes	7,689	7,510
Income taxes receivable	9,435	6,061
Other current assets	9,179	10,156

Total current assets	377,686	361,767

Property and equipment, net	36,210	34,569

Deposits and other	8,874	8,874
Goodwill and intangibles, net	95,860	96,781
Deferred income tax assets, net	3,166	3,166

Total assets	$521,796	$505,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$51,974	$56,185
Other accrued expenses	43,005	46,140

Total current liabilities	94,979	102,325

Long-term liabilities	29,959	28,864

Total liabilities	124,938	131,189

Stockholders’ equity	396,858	373,968

Total liabilities and stockholders’ equity	521,796	$505,157

ADVANCED ENERGY INDUSTRIES, INC.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended
	March 31,		December 31,
	2011	2010	2010
SALES:
Thin Films	$100,099	$67,423	$96,960
Renewables	37,553	2,264	51,693

Total Sales	137,652	69,687	148,653

OPERATING INCOME:
Thin Films	$24,824
Renewables	2,512

Total segment operating income	27,336
Corporate expenses	(2,979)
Other income, net	663

Income from continuing operations before income taxes	$25,020